Exhibit 99.1

Direct Digital Holdings Reports
Q4 & Full-Year 2023 Results

Company’s Full-Year 2023 Revenue Up 76% Year-Over-Year to $157.1 Million,
the Eighth Consecutive Quarter of Double-Digit Growth

Full-Year 2023 Net Income of $2.0 million; Adjusted EBITDA(1) Up 11% Year-Over-Year to $11.3 Million

Company Issues Full-Year 2024 Revenue Guidance of $170 Million – $190 Million

Houston, March 26, 2024 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP"), Orange142, LLC ("Orange 142") and Huddled Masses LLC ("Huddled Masses"), today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “2023 was another transformational year for Direct Digital Holdings, achieving remarkable year-over-year revenue growth of 76% as well as dramatic operational expansion, and impressive results for our shareholders. Although performance in the fourth quarter was not as strong as we initially expected due to proactive measures we are taking in the face of changing macro industry trends, we are confident our company is in a position to build on the successes of 2023, expand on emerging channel and inorganic growth opportunities and continue our strong revenue growth and market share gains in 2024.”

Keith Smith, President, added, “The growth we saw in 2023 was primarily driven by advancements in our technology stack, additions in our customer list and strategic investments throughout our business. We are confident that all of these initiatives position our company for continued growth throughout 2024 and strengthen our foundations as we prepare for a rapidly changing industry landscape.”

Fourth Quarter 2023 Business Highlights:

•	For the fourth quarter ended December 31, 2023, Direct Digital Holdings processed approximately 400 billion average monthly impressions through its sell-side advertising segment, an increase of 201% over the same period of 2022.
•	In addition, the Company’s sell-side advertising platforms processed close to 1 trillion bid requests and received over 83 billion monthly bid responses in the fourth quarter of 2023, an increase of 367% over the same period in 2022. Sell-side revenue per advertiser for the fourth quarter of 2023 increased 185% compared to the same period of 2022.

(1) “Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

•	Accelerated our transition towards a “cookie-less” advertising environment during the quarter to place the organization in a position to successfully navigate expected changes in 2024 and beyond.
•	The Company’s buy-side advertising segment served approximately 234 customers in the fourth quarter of 2023, an increase of about 7% over the prior year, with buy-side revenue per customer consistent with the same period of 2022.

Fourth Quarter 2023 Financial Highlights:

•	Revenue was $41.0 million in the fourth quarter of 2023, an increase of $10.3 million, or 33%, over $30.7 million in the same period of 2022, the eighth consecutive quarter of double-digital revenue growth.
o	Sell-side advertising segment revenue grew to $33.4 million and contributed $9.8 million of the increase, or 41% growth, over the $23.6 million of sell-side revenue in the same period of 2022.
o	Buy-side advertising segment revenue grew to $7.6 million and contributed $0.5 million of the increase, or 7% growth, over the $7.1 million of buy-side revenue in the same period of 2022.
•	Operating expenses were $9.3 million in the fourth quarter of 2023, an increase of $3.0 million, or 48%, over $6.3 million in the same period of 2022. Operating expenses for the fourth quarter of 2023 increased sequentially from operating expenses for the third quarter of 2023 of $7.3 million reflecting an increase of $2.0 million, or 28%.
•	Net loss was $1.2 million in the fourth quarter of 2023, compared to net income of $1.4 million in the same period of 2022, driven by lower operating income described above.
•	Adjusted EBITDA(1) was $2.3 million in the fourth quarter of 2023, compared to $3.1 million in the same period of 2022.

Fiscal Year 2023 Financial Highlights:

•	Revenue in fiscal year 2023 was $157.1 million, an increase of $67.8 million, or 76% over $89.4 million in fiscal year 2022.
o	Sell-side advertising segment revenue grew to $122.4 million and contributed $62.4 million of the increase, or 104% growth, over $60.0 million of sell-side revenue in fiscal year 2022.
o	Buy-side advertising segment revenue grew to $34.7 million and contributed $5.3 million of the increase, or 18% growth, over $29.3 million of buy-side revenue in fiscal year 2022.
•	Operating expenses were $30.9 million in 2023, an increase of $9.5 million, or 45%, over $21.3 million in 2022.
•	Consolidated operating income in fiscal year 2023 was $6.6 million compared to consolidated operating income of $8.0 million in fiscal year 2022.
•	Net income for fiscal year 2023 was $2.0 million, compared to net income of $4.2 million in fiscal year 2022.
•	Adjusted EBITDA(1) was $11.3 million in fiscal year 2023, compared to $10.2 million in fiscal year 2022, an increase of 11% year-over-year. Although Adjusted EBITDA was negatively impacted by the decrease in net income year-over-year, the impact was partially offset by the Company’s decision to pay out a portion of annual bonuses in Company stock rather than cash.

Financial Outlook

Assuming the U.S. and global economy does not experience any major market or economic conditions that deteriorate or otherwise significantly reduce advertiser demand, we estimate the following:

•	For fiscal year 2024, we expect revenue to be in the range of $170 million to $190 million representing 15% year-over-year growth at the mid-point.

Diana Diaz, Chief Financial Officer, commented, “We are pleased to announce our fiscal year 2024 revenue guidance of $170 million to $190 million. This range demonstrates our belief that we can continue our growth and operational optimization strategies to deliver strong performance for our shareholders this year.”

Conference Call and Webcast Details

Direct Digital will host a conference call on Tuesday, March 26, 2024 at 5:00 p.m. Eastern Time to discuss the Company’s fourth quarter and fiscal year 2023 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10 K (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the restrictions and covenants imposed upon us by our credit facilities; our ability to secure additional financing to meet our capital needs; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT), owner of operating companies Colossus SSP, Orange 142 and Huddled Masses, brings state-of-the-art sell- and buy-side advertising platforms together under one umbrella company. Direct Digital Holdings' sell-side platform, Colossus SSP, offers advertisers of all sizes extensive reach within general market and multicultural media properties. The Company's subsidiaries Huddled Masses and Orange 142 deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from travel to education to energy to healthcare to financial services. Direct Digital Holdings' sell- and buy-side solutions manage on average over 115,000 clients monthly, generating over 326 billion impressions per month across display, CTV, in-app and other media channels.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except shares and par value amounts)

	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,116	$4,047
Accounts receivable, net	37,207	26,354
Prepaid expenses and other current assets	760	883
Total current assets	43,083	31,284

Property, equipment and software, net	599	673
Goodwill	6,520	6,520
Intangible assets, net	11,684	13,638
Deferred tax asset, net	6,206	5,165
Operating lease right-of-use assets	788	799
Other long-term assets	130	47
Total assets	$69,010	$58,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$25,097	$17,695
Accrued liabilities	4,816	4,778
Liability related to tax receivable agreement, current portion	265	183
Current maturities of long-term debt	1,478	655
Deferred revenues	381	547
Operating lease liabilities, current portion	126	92
Income taxes payable	108	174
Related party payables	83	1,448
Total current liabilities	32,354	25,572

Long-term debt, net of current portion and deferred financing cost	28,578	23,064
Liability related to tax receivable agreement, net of current portion	4,977	4,150
Operating lease liabilities, net of current portion	773	745
Total liabilities	66,682	53,531

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Class A common stock, $0.001 par value per share, 160,000,000 shares authorized, 3,478,776 and 2,900,000 shares issued and outstanding, respectively	3	3
Class B common stock, $0.001 par value per share, 20,000,000 shares authorized, 10,868,000 and 11,278,000 shares issued and outstanding, respectively	11	11
Additional paid-in capital	5,791	8,224
Accumulated deficit	(3,477)	(3,643)
Total stockholders’ equity	2,328	4,595
Total liabilities and stockholders’ equity	$69,010	$58,126

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except shares and per-share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenues
Sell-side advertising	$33,428	$23,677	$122,434	$60,011
Buy-side advertising	7,584	7,066	34,676	29,349
Total revenues	41,012	30,743	157,110	89,360

Cost of revenues
Sell-side advertising	28,543	19,254	105,733	49,599
Buy-side advertising	3,153	2,744	13,803	10,439
Total cost of revenues	31,696	21,998	119,536	60,038
Gross profit	9,316	8,745	37,574	29,322

Operating expenses
Compensation, taxes and benefits	4,795	4,229	17,730	14,124
General and administrative	4,483	2,031	13,199	7,219
Total operating expenses	9,278	6,260	30,929	21,343
Income from operations	38	2,485	6,645	7,979

Other income (expense)
Other income	81	-	256	48
Revaluation of tax receivable agreement liability	331	-	331	-
Contingent loss on early termination of line of credit	-	-	(300)	-
Forgiveness of Paycheck Protection Program loan	-	-	-	287
Loss on redemption of non-participating preferred units	-	-	-	(590)
Interest expense	(1,273)	(961)	(4,378)	(3,231)
Total other expense	(861)	(961)	(4,091)	(3,486)

Income (loss) before income taxes	(823)	1,524	2,554	4,493
Income tax expense	403	111	568	326
Net income (loss)	$(1,226)	$1,413	$1,986	$4,167

Net income (loss) per share:
Basic	$(0.09)	$0.10	$0.14	$0.34
Diluted	$(0.08)	$0.10	$0.13	$0.33

Weighted-average number of shares of common stock outstanding:
Basic	14,296	14,144	14,236	12,400
Diluted	15,019	14,497	14,891	12,753

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	For the Year Ended December 31,
	2023	2022
Cash Flows Provided By Operating Activities:
Net income	$1,986	$4,167
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	615	598
Amortization of intangible assets	1,954	1,954
Amortization of right-of-use assets	164	137
Depreciation and amortization of property, equipment and software	253	34
Stock-based compensation	706	154
Forgiveness of Paycheck Protection Program loan	-	(287)
Deferred income taxes	494	105
Payment on tax receivable agreement	(46)	(115)
Loss on redemption of non-participating preferred units	-	590
Revaluation of tax receivable agreement liability	(331)	-
Contingent loss on early termination of line of credit	300	-
Bad debt expense	422	17
Changes in operating assets and liabilities:
Accounts receivable	(11,275)	(18,500)
Prepaid expenses and other assets	201	307
Accounts payable	7,402	10,966
Accrued liabilities	295	2,798
Income taxes payable	(66)	174
Deferred revenues	(166)	(801)
Operating lease liability	(92)	(98)
Related party payable	-	(71)
Net cash provided by operating activities	2,816	2,129

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(178)	(688)
Net cash used in investing activities	(178)	(688)

Cash Flows Used In Financing Activities:
Proceeds from note payable	3,516	4,260
Payments on term loan	(677)	(576)
Payments of litigation settlement	(258)	(65)
Proceeds from lines of credit	5,000	-
Payments on lines of credit	(2,000)	(400)
Payment of deferred financing costs	(576)	(525)
Proceeds from Issuance of Class A common stock, net of transaction costs	-	11,167
Acquisition and redemption of warrants, including expenses	(3,540)	-
Redemption of common units	-	(7,200)
Redemption of non-participating preferred units	-	(7,046)
Proceeds from options exercised	29	-
Proceeds from warrants exercised	122	-
Distributions to members	(3,185)	(1,693)
Net cash used in financing activities	(1,569)	(2,078)

Net increase (decrease) in cash and cash equivalents	1,069	(637)
Cash and cash equivalents, beginning of the period	4,047	4,684
Cash and cash equivalents, end of the period	$5,116	$4,047

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$361	$47
Cash paid for interest	$3,736	$2,568

Non-cash Financing Activities:
Property and equipment purchased included in accounts payable	$-	$19
Transaction costs related to issuances of Class A shares included in accrued liabilities	$-	$1,000
Distributions to members payable	$83	$1,448
Outside basis difference in partnership	$1,536	$5,270
Tax receivable agreement payable to Direct Digital Management, LLC	$1,286	$4,332
Tax benefit on tax receivable agreement	$250	$823

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for stock compensation expense, contingent loss on early termination of line of credit, revaluation of tax receivable agreement liability, forgiveness of PPP loan, loss on early redemption of non-participating preferred units (“Adjusted EBITDA”), a non-GAAP financial measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income (loss).

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, and certain unusual, one-time or non-recurring items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•	Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for each of the periods presented:

NON-GAAP FINANCIAL METRICS

(unaudited, in thousands)

	Three Months December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(1,226)	$1,413	$1,986	$4,167
Add back (deduct):
Interest expense	1,273	961	4,378	3,231
Amortization of intangible assets	489	489	1,954	1,954
Stock-based compensation	161	69	706	154
Stock-based compensation accrued but not yet granted	1,493	-	1,493	-
Depreciation and amortization of property, equipment and software	68	34	253	34
Contingent loss on early termination of line of credit	-	-	300	-
Income tax expense	402	111	568	326
Revaluation of tax receivable agreement liability	(331)	-	(331)	-
Forgiveness of Paycheck Protection Program loan	-	-	-	(287)
Loss on redemption of non-participating preferred units	-	(1)	-	590
Adjusted EBITDA	$2,329	$3,076	$11,307	$10,169

Contacts:

Investors:

Brett Milotte, ICR

investors@directdigitalholdings.com